Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Third Quarter 2014 Results

Deposit growth and improved efficiency drive third quarter results

EUGENE, Ore., October 22, 2014 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the third quarter 2014.

Recent highlights:

•	Net income of $4.4 million for the quarter, up 12.46% over third quarter last year.

•	Repurchased 132,358 shares during the third quarter 2014.

•	Average core deposits increased $26.6 million or 2.63% during third quarter.

•	Efficiency ratio continued to improve and remained below 60.00% during third quarter 2014

•	Declared fourth quarter 2014 regular quarterly cash dividend of $0.10 per share and a special cash dividend of $0.05 per share.

•	Received Spotlight on Business Award for large business from the Tacoma-Pierce County Chamber of Commerce for members that have set the standard for exemplary business practices.

Net income

Net income for third quarter 2014 was $4.4 million or $0.25 per diluted share compared to net income of $3.9 million or $0.22 per diluted share in third quarter 2013. Third quarter 2014 financial results included the recovery of $300 thousand of legal fees expensed in prior reporting periods that improved earnings per diluted share by $0.01. Return on average assets, average book equity, and average tangible equity were 1.18%, 9.69%, and 11.13%, respectively, in third quarter 2014, compared to 1.09%, 8.77%, and 10.12% in third quarter 2013. The Company’s efficiency ratio was 57.04% for the third quarter 2014, compared to 62.81% in third quarter 2013.

“Our current quarter results reflect the success we have had in executing our business strategies,” said Hal Brown, chief executive officer. “We continue to be pleased with our efforts to improve our processes and efficiency, which we believe will result in long-term shareholder returns.”

Capital levels

The Company’s capital ratios continued to be well above the minimum for the FDIC’s minimum “well-capitalized” designation. At September 30, 2014, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.20%, 14.44% and 15.69%, respectively, as compared to 11.26%, 14.48% and 15.73% at June 30, 2014. The FDIC’s minimum “well-capitalized” designation ratios for these metrics are 5.00%, 6.00% and 10.00%, respectively.

On May 6, 2014, the Company’s board of directors authorized the repurchase of up to five percent or approximately 893,000 of the Company’s shares with purchases to take place over the next 12 months. During the third quarter 2014, the Company repurchased 132,358 shares at a weighted average price of $13.60 per share. Since the inception of the share repurchase plan, the Company has repurchased 267,080 shares at a weighted average price of $13.48 per share. Share repurchases and cash dividend payments to shareholders combined to maintain capital levels for third quarter 2014 relatively unchanged from December 31, 2011 levels.

Core deposits

Period-end Company-defined core deposits at September 30, 2014, were $1.05 billion, up $20.7 million from June 30, 2014, and were consistent with typical third quarter seasonal patterns. Average core deposits, which removes daily volatility in balances, for the third quarter 2014 were $1.04 billion compared to $1.01 billion and $972.4 million for second quarter 2014 and third quarter 2013, respectively. At period-end September 30, 2014, noninterest-bearing demand deposits totaled $390.8 million and represented 37.32% of core deposits.

“The success of our well-established business model in attracting core deposits and our focus on building long-term client relationships resulted in acceleration of our core deposit growth,” said Roger Busse, president and chief operating officer. “We continue to provide high levels of personal and technological service to our clients, which build a strong and stable core deposit base to support our lending activities.”

Loans

Outstanding gross loans at September 30, 2014, were $1.04 billion, up $4.7 million from June 30, 2014 and up $57.2 million over September 30, 2013. Loan growth for the first nine months of 2014 represented an annualized growth rate of 5.52%. This growth rate excludes unfunded construction and related lending commitments made during the last two quarters that total $31.5 million. Overall, loan growth during 2014 was primarily attributable to local real estate lending. Loan growth slowed in the current quarter due to pay offs on completed construction loans, early pay offs, and amortization of the portfolio. Loans to dental professionals expanded during the current quarter. At September 30, 2014, loans to dental practitioners totaled $307.1 million and represented 29.65% of the loan portfolio compared to 29.37% and 31.05% of the loan portfolio at June 30, 2014 and September 30, 2013, respectively. National dental loans at September 30, 2014, were $142.8 million, up $9.1 million over June 30, 2014.

Credit quality and statistics

For the sixth consecutive quarter, the Company made no provision for loan losses, reflecting the credit quality of the loan portfolio. With the growth in the loan portfolio, the allowance for loan losses as a percentage of outstanding loans at September 30, 2014, declined to 1.52% compared to 1.72% at September 30, 2013. The allowance for loan losses as a percentage of nonperforming loans net of guarantees remained very strong at 536.22%. During the third quarter 2014, the Company recorded net loan recoveries totaling $47 thousand. Through September 30, 2014, net loan charge offs were $195 thousand compared to net loan recoveries of $206 thousand for the same period in 2013.

At September 30, 2014, nonperforming assets, net of government guarantees, totaled $16.1 million, or 1.08% of total assets, unchanged from June 30, 2014, but a decrease from the September 30, 2013 ratio of 1.50%. Nonperforming assets at September 30, 2014 were comprised of $2.9 million of nonperforming loans, net of government guarantees, and $13.2 million in other real estate owned. During the third quarter 2014, the Company transferred a $1.2 million nonaccrual commercial real estate loan into other real estate owned that resulted in no additional charge-off. Classified assets at September 30, 2014, totaled $43.5 million, a decrease of $600 thousand from the end of the prior quarter and a decline of $11 million from September 30, 2013. Loans past-due 30-89 days were 0.16% of total loans at September 30, 2014, compared to 0.08% of total loans at June 30, 2014.

“We are pleased with the continued incremental improvement of the overall credit quality of our loan portfolio,” said Casey Hogan, executive vice president and chief credit officer. “We are particularly pleased with the collection efforts of our Special Asset Group that resulted in a large recovery of legal expenses during the quarter.”

Net interest margin

The third quarter 2014 net interest margin averaged 4.28%, a decline of 6 basis points and 29 basis points from second quarter 2014 and third quarter 2013, respectively. The decline in the linked-quarter net interest margin was due to lower earning asset yields as the yield on both the loan and securities portfolio fell slightly. The decline in the current quarter net interest margin from last year of 30 basis points was due to nonrecurring interest income recoveries of $982 thousand recorded in third quarter 2013, which resulted in an increase of 30 basis points in the reported margin in that period. During the third quarter 2014, the accretion of loan fair value marks was $95 thousand and positively impacted the net interest margin by 3 basis points.

Noninterest income and expense

Third quarter 2014 noninterest income was $1.2 million, up $41 thousand from second quarter 2014, and down $250 thousand from third quarter 2013. Third quarter 2014 noninterest income also reflected lower merchant processing revenues resulting from the outsourcing of this activity that occurred during the fourth quarter 2013. The outsourcing of merchant processing also eliminated related processing expense.

Noninterest expense in third quarter 2014 was down $120 thousand and $1.3 million from second quarter 2014 and third quarter 2013, respectively. The decrease in noninterest expense on a linked-quarter basis was primarily due to the recovery of legal fees totaling $300 thousand recorded in prior reporting periods. The decline in year-over-year noninterest expense was also due to lower legal fees and reductions in other real estate expense. Third quarter 2013 results included other real estate valuation write-downs totaling $728 thousand that accounted for most of the decline in this category. Year-to-date September 30, 2014, noninterest expense of $27.9 million was down $1.5 million from 2013, when merger-related expense of $1.2 million was excluded from 2013 results.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and other intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and other intangible assets.

The following table presents a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) and total assets (non-GAAP)

	September 30, 2014	June 30, 2014	September 30, 2013
Total shareholders’ equity	$182,538	$182,137	$179,678
Subtract:
Goodwill	22,881	22,881	22,945
Core deposit intangible assets	644	674	765

Tangible shareholders’ equity (non-GAAP)	$159,013	$158,582	$155,968

Total assets	$1,489,719	$1,498,763	$1,454,878
Subtract:
Goodwill	22,881	22,881	22,945
Core deposit intangible assets	644	674	765

Tangible assets (non-GAAP)	$1,466,194	$1,475,208	$1,431,168

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the third quarter 2014 on Thursday, October 23, 2014, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call 866-292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our significant concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked Quarter % Change	Year over Year % Change
	September 30, 2014	June 30, 2014	September 30, 2013
Interest and dividend income
Loans	$13,703	$13,514	$14,028	1.40%	-2.32%
Taxable securities	1,547	1,614	1,489	-4.15%	3.90%
Tax-exempt securities	500	488	488	2.46%	2.46%
Federal funds sold & interest-bearing deposits with banks	3	2	2	50.00%	50.00%

	15,753	15,618	16,007	0.86%	-1.59%

Interest expense
Deposits	843	821	801	2.68%	5.24%
Federal Home Loan Bank & Federal Reserve borrowings	278	280	292	-0.71%	-4.79%
Junior subordinated debentures	57	56	51	1.79%	11.76%
Federal funds purchased	3	4	5	-25.00%	-40.00%

	1,181	1,161	1,149	1.72%	2.79%

Net interest income	14,572	14,457	14,858	0.80%	-1.92%
Provision for loan losses	—	—	—

Net interest income after provision for loan losses	14,572	14,457	14,858	0.80%	-1.92%

Noninterest income
Service charges on deposit accounts	524	540	487	-2.96%	7.60%
Other fee income, principally bankcard	211	229	432	-7.86%	-51.16%
Bank-owned life insurance income	118	117	131	0.85%	-9.92%
Gain (loss) on sale of investment securities	3	(100)	—	-103.00%	NA
Other noninterest income	341	370	397	-7.84%	-14.11%

	1,197	1,156	1,447	3.55%	-17.28%

Noninterest expense
Salaries and employee benefits	5,939	6,093	5,541	-2.53%	7.18%
Premises and equipment	958	924	919	3.68%	4.24%
Data processing	657	693	659	-5.19%	-0.30%
Legal and professional fees	148	251	421	-41.04%	-64.85%
Business development	344	340	421	1.18%	-18.29%
FDIC insurance assessment	209	217	231	-3.69%	-9.52%
Bankcard processing	1	2	150	-50.00%	-99.33%
Other real estate expense	100	16	1,185	525.00%	-91.56%
Other noninterest expense	793	733	879	8.19%	-9.78%

	9,149	9,269	10,406	-1.29%	-12.08%

Income before provision for income taxes	6,620	6,344	5,899	4.35%	12.22%
Provision for income taxes	2,189	2,196	1,959	-0.32%	11.74%

Net income	$4,431	$4,148	$3,940	6.82%	12.46%

Earnings per share:
Basic	$0.25	$0.23	$0.22	7.67%	13.34%

Diluted	$0.25	$0.23	$0.22	7.71%	13.33%

Weighted average shares outstanding:
Basic	17,749,217	17,889,562	17,888,182
Common stock equivalents attributable to stock-based awards	221,241	229,850	221,100

Diluted	17,970,458	18,119,412	18,109,282

PERFORMANCE RATIOS
Return on average assets	1.18%	1.13%	1.09%
Return on average equity (book)	9.69%	9.16%	8.77%
Return on average equity (tangible)(1)	11.13%	10.53%	10.12%
Net interest margin-fully tax-equivalent yield(2)	4.28%	4.34%	4.57%
Efficiency ratio(3)	57.04%	58.38%	62.81%

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Nine months ended		Year over Year % Change
	September 30, 2014	September 30, 2013
Interest and dividend income
Loans	$40,391	$39,793	1.50%
Taxable securities	4,693	4,164	12.70%
Tax-exempt securities	1,471	1,430	2.87%
Federal funds sold & interest-bearing deposits with banks	7	7	0.00%

	46,562	45,394	2.57%

Interest expense
Deposits	2,469	2,586	-4.52%
Federal Home Loan Bank & Federal Reserve borrowings	838	905	-7.40%
Junior subordinated debentures	169	140	20.71%
Federal funds purchased	12	12	0.00%

	3,488	3,643	-4.25%

Net interest income	43,074	41,751	3.17%
Provision for loan losses	—	250	-100.00%

Net interest income after provision for loan losses	43,074	41,501	3.79%

Noninterest income
Service charges on deposit accounts	1,582	1,436	10.17%
Other fee income, principally bankcard	657	1,217	-46.01%
Bank-owned life insurance income	352	387	-9.04%
Loss on sale of investment securities	(34)	(8)	325.00%
Impairment losses on investment securities (OTTI)	—	(16)	-100.00%
Other noninterest income	1,119	1,248	-10.34%

	3,676	4,264	-13.79%

Noninterest expense
Salaries and employee benefits	17,851	16,344	9.22%
Premises and equipment	2,825	2,746	2.88%
Data processing	2,019	1,954	3.33%
Legal and professional fees	889	1,460	-39.11%
Business development	1,059	1,375	-22.98%
FDIC insurance assessment	647	674	-4.01%
Other real estate expense	338	1,762	-80.82%
Bankcard processing	6	418	-98.56%
Merger related expenses(1)	—	1,246	-100.00%
Other noninterest expense	2,296	2,708	-15.21%

	27,930	30,687	-8.98%

Income before provision for income taxes	18,820	15,078	24.82%
Provision for income taxes	6,409	4,963	29.14%

Net income	$12,411	$10,115	22.70%

Earnings per share:
Basic	$0.70	$0.57	22.84%

Diluted	$0.69	$0.56	22.58%

Weighted average shares outstanding:
Basic	17,844,914	17,865,582
Common stock equivalents attributable to stock-based awards	229,687	191,046

Diluted	18,074,601	18,056,628

PERFORMANCE RATIOS
Return on average assets	1.13%	0.95%
Return on average equity (book)	9.16%	7.46%
Return on average equity (tangible)(2)	10.53%	8.58%
Net interest margin-fully tax-equivalent yield(3)	4.31%	4.35%
Efficiency ratio(4)	58.75%	65.59%

(1)	Represents expenses associated with the acquisition of Century Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30, 2014	June 30, 2014	September 30, 2013	Linked Quarter % Change	Year over Year % Change

ASSETS
Cash and due from banks	$18,671	$28,219	$26,568	-33.84%	-29.72%
Interest-bearing deposits with banks	5,841	15,224	16,041	-61.63%	-63.59%

Total cash and cash equivalents	24,512	43,443	42,609	-43.58%	-42.47%
Securities available-for-sale	348,052	344,645	347,506	0.99%	0.16%
Loans, less allowance for loan losses and net deferred fees	1,019,127	1,014,346	960,916	0.47%	6.06%
Interest receivable	4,759	5,101	4,608	-6.70%	3.28%
Federal Home Loan Bank stock	10,125	10,227	10,523	-1.00%	-3.78%
Property and equipment, net of accumulated depreciation	18,040	18,366	19,116	-1.78%	-5.63%
Goodwill and intangible assets	23,525	23,555	23,710	-0.13%	-0.78%
Deferred tax asset	7,247	7,154	9,438	1.30%	-23.21%
Other real estate owned	13,177	11,531	16,602	14.27%	-20.63%
Bank-owned life insurance	16,488	16,370	16,008	0.72%	3.00%
Other assets	4,667	4,025	3,842	15.95%	21.47%

Total assets	$1,489,719	$1,498,763	$1,454,878	-0.60%	2.39%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$390,790	$397,942	$379,598	-1.80%	2.95%
Savings and interest-bearing checking	598,776	565,265	565,204	5.93%	5.94%
Core time deposits	57,645	63,335	70,850	-8.98%	-18.64%

Total core deposits(2)	1,047,211	1,026,542	1,015,652	2.01%	3.11%
Other deposits	98,024	106,112	101,877	-7.62%	-3.78%

Total deposits	1,145,235	1,132,654	1,117,529	1.11%	2.48%

Federal funds and overnight funds purchased	670	6,410	—	-89.55%	0.00%
Federal Home Loan Bank borrowings	145,000	164,500	145,000	-11.85%	0.00%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	8,028	4,814	4,423	66.76%	81.51%

Total liabilities	1,307,181	1,316,626	1,275,200	-0.72%	2.51%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,716,776 at September 30, 2014, 17,848,900 at June 30, 2014 and 17,888,251 at September 30, 2013	131,057	132,532	133,597	-1.11%	-1.90%
Retained earnings	48,011	45,887	45,533	4.63%	5.44%
Accumulated other comprehensive income	3,470	3,718	548	-6.67%	533.21%

	182,538	182,137	179,678	0.22%	1.59%

Total liabilities and shareholders’ equity	$1,489,719	$1,498,763	$1,454,878	-0.60%	2.39%

CAPITAL RATIOS
Total capital (to risk weighted assets)	15.69%	15.73%	16.42%
Tier I capital (to risk weighted assets)	14.44%	14.48%	15.16%
Tier I capital (to leverage assets)	11.20%	11.26%	11.56%
Tangible common equity (to tangible assets)(1)	10.85%	10.75%	10.90%
Tangible common equity (to risk-weighted assets)(1)	14.04%	14.44%	14.47%

OTHER FINANCIAL DATA
Shares outstanding at end of period	17,716,776	17,848,900	17,888,251
Tangible shareholders’ equity(1)	$159,013	$158,582	$155,968
Book value per share	$10.30	$10.20	$10.04
Tangible book value per share	$8.98	$8.88	$8.72

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

	September 30, 2014	June 30, 2014	September 30, 2013	Linked Quarter % Change	Year over Year % Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$50,563	$50,867	$47,795	-0.60%	5.79%
Residential 1-4 family	44,610	46,287	49,206	-3.62%	-9.34%
Owner-occupied commercial	249,657	255,562	244,828	-2.31%	1.97%
Nonowner-occupied commercial	180,648	182,141	164,708	-0.82%	9.68%

Total permanent real estate loans	525,478	534,857	506,537	-1.75%	3.74%
Construction loans:
Multi-family residential	19,178	19,539	22,929	-1.85%	-16.36%
Residential 1-4 family	35,421	33,951	29,880	4.33%	18.54%
Commercial real estate	32,946	28,019	24,106	17.58%	36.67%
Commercial bare land and acquisition & development	12,264	11,096	11,191	10.53%	9.59%
Residential bare land and acquisition & development	6,736	6,240	7,053	7.95%	-4.49%

Total construction real estate loans	106,545	98,845	95,159	7.79%	11.97%
Total real estate loans	632,023	633,702	601,696	-0.26%	5.04%
Commercial loans	398,702	392,810	372,129	1.50%	7.14%
Consumer loans	3,348	3,410	3,660	-1.82%	-8.52%
Other loans	1,802	1,207	1,188	49.30%	51.68%

Gross loans	1,035,875	1,031,129	978,673	0.46%	5.84%
Deferred loan origination fees	(1,026)	(1,108)	(955)	-7.40%	7.43%

	1,034,849	1,030,021	977,718	0.47%	5.84%
Allowance for loan losses	(15,722)	(15,675)	(16,802)	0.30%	-6.43%

	$1,019,127	$1,014,346	$960,916	0.47%	6.06%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$361,599	$354,430	$324,320	2.02%	11.49%
Portland market gross loans, period-end	389,977	399,764	390,014	-2.45%	-0.01%
Seattle market gross loans, period-end	132,827	134,969	136,178	-1.59%	-2.46%
National health care gross loans, period-end(1)	151,472	141,966	128,161	6.70%	18.19%

Total gross loans, period-end	$1,035,875	$1,031,129	$978,673	0.46%	5.84%

DENTAL LOAN DATA(2)
Local Dental gross loans, period-end	$164,271	$169,102	$181,397	-2.86%	-9.44%
National Dental gross loans, period-end	142,817	133,720	122,514	6.80%	16.57%

Total gross dental loans, period-end	$307,088	$302,822	$303,911	1.41%	1.05%

(1)	National health care loans include loans to heath care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,038,970	$1,026,937	$974,775	$1,024,935	$949,531
Allowance for loan losses	(15,704)	(15,546)	(16,403)	(15,718)	(16,419)

Loans, net of allowance	1,023,266	1,011,391	958,372	1,009,217	933,112
Securities and short-term deposits	351,695	348,985	351,536	350,487	371,495

Earning assets	1,374,961	1,360,376	1,309,908	1,359,704	1,304,607
Noninterest-earning assets	113,786	113,094	125,349	114,835	124,062

Assets	$1,488,747	$1,473,470	$1,435,257	$1,474,539	$1,428,669

Interest-bearing core deposits(1)	$645,598	$648,530	$625,795	$647,075	$633,338
Noninterest-bearing core deposits(1)	391,738	362,204	346,692	366,607	327,643

Core deposits(1)	1,037,336	1,010,734	972,487	1,013,682	960,981
Noncore interest-bearing deposits	104,561	105,229	105,408	103,749	108,363

Deposits	1,141,897	1,115,963	1,077,895	1,117,431	1,069,344
Borrowings	158,418	171,385	174,973	170,311	174,217
Other noninterest-bearing liabilities	6,975	4,545	4,144	5,605	3,911

Liabilities	1,307,290	1,291,893	1,257,012	1,293,347	1,247,472

Shareholders’ equity (book)	181,457	181,577	178,245	181,192	181,197

Liabilities and equity	$1,488,747	$1,473,470	$1,435,257	$1,474,539	$1,428,669

Shareholders’ equity (tangible)(2)	$157,916	$158,006	$154,519	$157,621	$157,657

Period-end earning assets	$1,373,020	$1,374,215	$1,324,463

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$642,220	$616,294	$596,404
Portland market core deposits, period-end(1)	256,732	250,288	256,710
Seattle market core deposits, period-end(1)	148,259	159,960	162,538

Total core deposits, period-end(1)	1,047,211	1,026,542	1,015,652
Other deposits, period-end	98,024	106,112	101,877

Total	$1,145,235	$1,132,654	$1,117,529

Eugene market core deposits, average(1)	$634,412	$624,721	$589,123
Portland market core deposits, average(1)	250,029	234,567	240,612
Seattle market core deposits, average(1)	152,895	151,446	142,752

Total core deposits, average(1)	1,037,336	1,010,734	972,487
Other deposits, average	104,561	105,229	105,408

Total	$1,141,897	$1,115,963	$1,077,895

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.31%	5.36%	5.81%	5.35%	5.70%
Yield on average securities(3)	2.61%	2.72%	2.53%	2.65%	2.29%

Yield on average earning assets(3)	4.62%	4.68%	4.93%	4.66%	4.73%
Rate on average interest-bearing core deposits	0.28%	0.29%	0.33%	0.29%	0.35%
Rate on average interest-bearing non-core deposits	1.48%	1.36%	1.08%	1.37%	1.16%

Rate on average interest-bearing deposits	0.45%	0.44%	0.43%	0.44%	0.47%
Rate on average borrowings	0.85%	0.80%	0.79%	0.80%	0.81%

Cost of interest-bearing funds	0.52%	0.50%	0.50%	0.51%	0.53%

Interest rate spread(3)	4.11%	4.18%	4.42%	4.15%	4.20%

Net interest margin-fully tax equivalent yield(3)	4.28%	4.34%	4.58%	4.31%	4.36%

Acquired loan fair value accretion impact to net interest margin(4)	0.03%	0.03%	0.05%	0.05%	0.08%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $269, $263 and $263 for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, and $792 and $770 for the nine months ended September 30, 2014 and 2013, respectively.
(4)	During the three months ended September 30, 2014, June 30, 2014 and September 30, 2013 accretion of the fair value adjustment on the Century Bank acquired loans contributed to interest income $95, $116, and $168, respectively, and $436 and $777 for the nine months ended September 30, 2014 and 2013, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(In thousands)

(Unaudited)

	September 30, 2014	June 30, 2014	September 30, 2013
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	459	473	1,206
Owner-occupied commercial	787	1,703	2,235
Nonowner-occupied commercial	1,245	708	139

Total permanent real estate loans	2,491	2,884	3,580
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	—	—

Total real estate loans	2,491	2,884	3,580
Commercial loans	762	2,047	2,361

Total nonaccrual loans	3,253	4,931	5,941
90-days past due and accruing interest	—	—	—
Total nonperforming loans	3,253	4,931	5,941

Nonperforming loans guaranteed by government	(321)	(325)	(786)
Net nonperforming loans	2,932	4,606	5,155

Other real estate owned	13,177	11,531	16,602

Total nonperforming assets, net of guaranteed loans	$16,109	$16,137	$21,757

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.52%	1.52%	1.72%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	536.22%	340.32%	325.94%
Net loan (recoveries) charge offs as a percentage of average loans, annualized	0.03%	0.05%	-0.03%
Net nonperforming loans as a percentage of total loans	0.28%	0.45%	0.53%
Nonperforming assets as a percentage of total assets	1.08%	1.08%	1.50%
Consolidated classified asset ratio(1)	24.27%	24.72%	30.25%
Past due as a percentage of total loans(2)	0.16%	0.08%	0.37%

	Three months ended			Nine months ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,675	$15,394	$16,303	$15,917	$16,346
Provision for loan losses	—	—	—	—	250
Loan charge offs	(23)	(30)	(221)	(654)	(1,049)
Loan recoveries	70	311	720	459	1,255

Net recoveries (charge offs)	47	281	499	(195)	206

Balance at end of period	$15,722	$15,675	$16,802	$15,722	$16,802

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(In thousands)

(Unaudited)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2014	2014	2014	2013	2013
EARNINGS
Net interest income	$14,572	$14,457	$14,044	$14,388	$14,858
Provision for loan loss	$—	$—	$—	$—	$—
Noninterest income	$1,197	$1,156	$1,323	$1,563	$1,447
Noninterest expense	$9,149	$9,269	$9,511	$10,045	$10,406
Net income	$4,431	$4,148	$3,832	$3,652	$3,940
Basic earnings per share	$0.25	$0.23	$0.21	$0.20	$0.22
Diluted earnings per share	$0.25	$0.23	$0.21	$0.20	$0.22
Average shares outstanding	17,749,217	17,889,562	17,897,593	17,888,818	17,888,182
Average diluted shares outstanding	17,970,458	18,119,412	18,126,188	18,126,273	18,109,282

PERFORMANCE RATIOS
Return on average assets	1.18%	1.13%	1.06%	1.00%	1.09%
Return on average equity (book)	9.69%	9.16%	8.61%	8.06%	8.77%
Return on average equity (tangible)(1)	11.13%	10.53%	9.90%	9.28%	10.12%
Net interest margin - fully tax equivalent yield(2)	4.28%	4.34%	4.32%	4.38%	4.57%
Efficiency ratio (tax equivalent)(3)	57.04%	58.38%	60.86%	61.95%	62.81%
Full-time equivalent employees	289	283	285	290	285

CAPITAL
Tier 1 leverage ratio	11.20%	11.26%	11.44%	11.49%	11.56%
Tier 1 risk based ratio	14.44%	14.48%	14.95%	14.90%	15.16%
Total risk based ratio	15.69%	15.73%	16.21%	16.15%	16.42%
Book value per share	$10.30	$10.20	$10.13	$10.01	$10.04
Regular cash dividend per share	$0.10	$0.10	$0.10	$0.10	$0.09
Special cash dividend per share	$0.03	$0.11	$0.10	$0.12	$0.12

ASSET QUALITY
Allowance for loan losses (ALL)	$15,722	$15,675	$15,394	$15,917	$16,802
Non performing loans (NPLs) net of government guarantees	$2,932	$4,606	$4,539	$4,608	$5,155
Non performing assets (NPAs) net of government guarantees	$16,109	$16,137	$16,070	$20,963	$21,757
Net loan (recoveries) charge offs	$(47)	$(281)	$523	$885	$(499)
ALL as a percentage of gross loans	1.52%	1.52%	1.51%	1.60%	1.72%
ALL as a % NPLs, net of government guarantees	536.22%	340.32%	339.15%	345.42%	325.94%
Net loan charge offs (recoveries) to average loans	-0.02%	-0.11%	0.21%	0.35%	-0.21%
Net NPLs as a percentage of total loans	0.28%	0.45%	0.44%	0.46%	0.53%
Nonperforming assets as a percentage of total assets	1.08%	1.08%	1.09%	1.45%	1.50%
Consolidated classified asset ratio(4)	24.27%	24.72%	26.82%	29.02%	30.25%
Past due as a percentage of total loans(5)	0.16%	0.08%	0.20%	0.23%	0.37%

END OF PERIOD BALANCES
Total securities and short term deposits	$353,893	$359,869	$345,121	$349,084	$363,547
Total loans net of allowance	$1,019,127	$1,014,346	$1,004,751	$977,928	$960,916
Total earning assets	$1,373,020	$1,374,215	$1,349,872	$1,327,012	$1,324,463
Total assets	$1,489,719	$1,498,763	$1,471,591	$1,449,726	$1,454,878
Total non-interest bearing deposits	$390,790	$397,942	$340,464	$366,890	$379,598
Core deposits(6)	$1,047,211	$1,026,542	$990,933	$990,315	$1,015,651
Total deposits	$1,145,235	$1,132,654	$1,097,355	$1,090,981	$1,117,529

AVERAGE BALANCES
Total securities and short term deposits	$351,695	$348,985	$350,774	$353,061	$355,059
Total loans net of allowance	$1,023,266	$1,011,391	$992,655	$973,857	$958,372
Total earning assets	$1,374,961	$1,360,376	$1,343,429	$1,326,918	$1,313,431
Total assets	$1,488,747	$1,473,470	$1,461,095	$1,446,697	$1,435,257
Total non-interest bearing deposits	$391,738	$362,204	$345,369	$361,046	$346,692
Core deposits(6)	$1,037,336	$1,010,734	$992,482	$987,207	$972,487
Total deposits	$1,141,897	$1,115,963	$1,093,904	$1,088,470	$1,077,895

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.
(4)	All loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.